Exhibit 5.1

DLA Piper LLP (US) 6225 Smith Avenue
Baltimore, Maryland 21209
www.dlapiper.com
T	410.580.3000
F	410.580.3001
W	www.dlapiper.com

August 7, 2017

McCormick & Company, Incorporated

18 Loveton Circle

Sparks, Maryland 21152

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as Maryland counsel to McCormick & Company, Incorporated, a Maryland corporation (the “Company”), and have been requested to render this opinion in connection with Post-Effective Amendment No. 1 (the “Registration Statement”) to the Automatic Shelf Registration Statement on Form S-3 (File No. 333-207757) of the Company, filed with the Securities and Exchange Commission (the “Commission”) on August 7, 2017, including the preliminary prospectus included therein at the time the Registration Statement becomes effective (the “Prospectus”), under the Securities Act of 1933, as amended (the “Securities Act”), for registration by the Company of an unlimited amount of Securities (as defined below).

As used herein, the term “Securities” means: (i) shares of the Company’s common stock, no par value (the “Common Stock”), (ii) shares of the Company’s common stock non-voting, no par value (the “Common Stock Non-Voting”), and (iii) debt securities (the “Debt Securities”) issued in one or more series under an indenture dated as of July 8, 2011 (the “Indenture”), by and between the Company and U.S. Bank National Association. The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”) or any related free writing prospectus (each, a “Free Writing Prospectus”).

In rendering the opinion expressed herein, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

(a) The Registration Statement;

(b) The charter of the Company, as in effect on the date hereof, represented by the Restatement of Charter dated as of April 16, 1990 and filed of record with the Maryland State Department of Assessments and Taxation (the “SDAT”) on April 19, 1990, the Articles of Merger effective as of October 31, 1990 and filed of record with the SDAT on October 11, 1990, the Articles of Merger effective as of October 31, 1990 and filed of record with the SDAT on October 25, 1990, the Articles of Merger effective as of October 31, 1990 and filed of record with the SDAT on October 25, 1990, the Articles of Amendment dated as of April 1, 1992 and filed of record with the SDAT on April 9, 1992, the Articles of Merger filed of record with the SDAT on February 26, 1998, the Articles of Amendment filed of record with the SDAT on March 27, 2003, the Articles of Merger filed of record with the SDAT on November 26, 2003, the Articles of Merger filed of record with the SDAT on June 28, 2004, the Articles of Merger filed of record with the SDAT on August 18, 2004, the Articles of Merger filed of record with the SDAT on November 30, 2004, the Articles of Merger filed of record with the SDAT on November 30, 2004, and the Articles of Merger effective as of November 30, 2011 and filed of record with the SDAT on November 28, 2011 (each as attached to the Officer’s Certificate (as defined below)) (collectively, the “Charter”);

(c) The By-laws of the Company, amended and restated as of November 29, 2016 and as in effect on the date hereof (as attached to the Officer’s Certificate) (the “By-laws”);

McCormick & Company, Incorporated August 7, 2017 Page Two

(d) The Indenture;

(e) Resolutions adopted by the Company’s Board of Directors relating to, among other things, the authorization of the filing of the Registration Statement, the authorization, execution and delivery of the Indenture and the issuance of the Securities, adopted by the Board of Directors at meetings on June 28, 2011, November 2, 2015, July 13, 2017 and on August 7, 2017 (each as attached to the Officer’s Certificate);

(f) A good standing certificate for the Company, dated as of a recent date, issued by the SDAT;

(g) A certificate of an officer of the Company, dated as of the date hereof, as to certain factual matters (the “Officer’s Certificate”); and

(h) Such other documents as we have considered necessary to the rendering of the opinion expressed below.

In examining the Documents, and in rendering the opinion set forth below, we have assumed, without independent investigation, the following: (a) each person executing any Document and any other instrument, agreement and other document executed in connection with the Documents on behalf of any such party (other than the Company) is duly authorized to do so; (b) each natural person executing any Document and any other instrument, agreement and other document executed in connection with the Documents is legally competent to do so; and (c) all Documents submitted to us as originals, and the conformity with originals of all documents submitted to us as certified, photostatic or telecopies or portable document file (“.PDF”) copies (and the authenticity of the originals of such copies) and the accuracy and completeness of all public records reviewed are accurate and complete. As to all factual matters relevant to the opinion set forth below, we have relied upon the representations and warranties made in the Officer’s Certificate to the factual matters set forth therein, which we assume to be accurate and complete, and on the written statements and representations of officers of the Company and of public officials.

We further assume that:

(a) The issuance, sale, amount and terms of the Securities to be offered from time to time by the Company will be authorized and determined by proper action of the Board of Directors (or where permitted, a committee of the Board of Directors) of the Company (each, a “Board Action”) in accordance with the Charter, By-laws and applicable law, in each case, so as not to result in a default under or breach of any instrument, document or agreement binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company.

(b) The Company will not issue any Securities in excess of the number or amount authorized by the applicable Board Action.

(c) Prior to the issuance of any shares of Common Stock or Common Stock Non-Voting, there will exist, under the Charter, the requisite number of authorized but unissued shares of Common Stock or Common Stock Non-Voting, as applicable.

(d) For Common Stock or Common Stock Non-Voting represented by certificates (“Certificates”), appropriate Certificates representing Common Stock or Common Stock Non-Voting, as applicable, will be

McCormick & Company, Incorporated August 7, 2017 Page Three

executed and delivered upon issuance and sale of any such Common Stock or Common Stock Non-Voting, and will comply with the Charter and By-laws and applicable law. For Common Stock or Common Stock Non-Voting not represented by certificates, the applicable Board Action shall have been taken and, upon request of a stockholder of the Company, appropriate written statements (“Written Statements”) will be prepared and delivered to such stockholder upon issuance and sale of any such Common Stock or Common Stock Non-Voting, and will comply with the Charter and By-laws and applicable law.

(e) Any Debt Securities will be issued under the Indenture as it may be supplemented by a valid and legally binding supplemental indenture (each a “Supplemental Indenture”) in each case duly authorized, executed and delivered by the Company (and each of the other parties thereto), and, if required by the Indenture, accompanied by an officer’s certificate, that conforms to the description thereof set forth in the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus.

(f) Appropriate debentures, notes, bonds and/or other evidences of indebtedness evidencing the Debt Securities will be executed and authenticated in accordance with the Indenture, as it may be supplemented by a Supplemental Indenture, and, if required by the Indenture, accompanied by an officer’s certificate, will be delivered upon the issuance and sale of the Debt Securities and will comply with the Indenture, any Supplemental Indenture and any accompanying officer’s certificate, the Charter and By-laws and applicable law.

(g) The underwriting or other agreements for offerings of the Securities (each, an “Underwriting Agreement,” and collectively, the “Underwriting Agreements”) will be valid and legally binding contracts that conform to the description thereof set forth in the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus.

(h) Prior to the issuance of any Securities, the Registration Statement will have become effective and will remain effective under the Securities Act through the date of each such issuance.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

(1) Upon an issuance of Certificates or Written Statements, if any, as the case may be, representing shares of Common Stock or Common Stock Non-Voting, as applicable, against payment therefor in accordance with the terms and provisions of the applicable Board Action, the terms of the Charter, By-laws and applicable law, the Registration Statement, the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus, and, if applicable, an Underwriting Agreement, such shares of Common Stock or Common Stock Non-Voting will be duly authorized, validly issued, fully paid and non-assessable.

(2) The Company is a corporation validly existing and in good standing under the laws of the State of Maryland.

(3) The Company has the corporate power and authority to issue and sell the Debt Securities, perform its obligations thereunder and consummate the transactions contemplated thereby.

(4) Upon execution, issuance and delivery of certificates for the Debt Securities against payment therefor in accordance with the terms and provisions of the applicable Board Action, the Debt Securities

McCormick & Company, Incorporated August 7, 2017 Page Four

and the Indenture and any applicable Supplemental Indenture (together with an officer’s certificate, if any), the Registration Statement, the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus, and, if applicable, an Underwriting Agreement, or upon execution, issuance and delivery of certificates for such Debt Securities pursuant to the conversion or exercise of one or more series of Securities convertible into or exercisable for Debt Securities, the Debt Securities represented by such certificates will be duly authorized and executed.

In addition to the qualifications set forth above, the foregoing opinion is further qualified as follows:

(a) The foregoing opinion is rendered as of the date hereof. We assume no obligation to update such opinion to reflect any facts or circumstances that may hereafter come to our attention or changes in the law which may hereafter occur.

(b) We have made no investigation of, and we express no opinion as to the laws of any jurisdiction other than the laws of the State of Maryland. This opinion concerns only the effect of the laws (exclusive of the principles of conflict of laws) of the State of Maryland, as currently in effect. We have made no inquiry into, and we express no opinion as to, the statutes, regulations, treaties, common law or other law of any nation, state, or jurisdiction.

(c) We express no opinion as to compliance with the securities (or “blue sky”) laws of any jurisdiction.

(d) This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

We consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving our consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

DLA Piper LLP (US)

/s/ DLA Piper LLP (US)